Exhibit 3.1

AFFIDAVIT

STATE OF OHIO

COUNTY OF FRANKLIN, SS

I, David A. Tenwick (“Affiant”), being the duly elected and acting Chairman of AdCare Health Systems, Inc., an Ohio corporation, being first duly sworn, according to law, deposes and states that:

1.               The Certificate of Amendment (the “Certificate”) to the Articles of Incorporation of the Corporation dated as of June 6, 2012 and filed with the Secretary of State of Ohio on June 7, 2012 (identified as Document No. 201216300052) was filed by the Corporation in error.

2.               It is the intention of the Corporation that the Certificate have no force or effect on the Corporation’s Articles of Incorporation or other governing documents.

Further Affiant sayeth naught.

/s/ David A. Tenwick
David A. Tenwick, Chairman

Sworn to before me and signed in my presence by David A. Tenwick, in his capacity as Chairman of AdCare Health Systems, Inc., this 28th day of June 2012.

/s/ Michael A. Smith
Notary Public

MICHAEL A. SMITH
ATTORNEY AT LAW
NOTARY PUBLIC - STATE OF OHIO MY COMMISSION HAS NO EXPIRATION DATE